                                           Exhibit 11
                         Statements of Computation of Earnings Per Share

                                   Three Months Ended       Six Months Ended
                                       March  31,               March  31,
                                  1995           1994     1995           1994
PRIMARY EARNINGS PER SHARE:

Average shares outstanding      3,008,350    3,008,350   3,008,350   3,008,350
                              ----------- ------------ ----------- -----------
Average options outstanding       169,667      164,000     163,247     161,473
Average exercise price        $      7.76 $       7.43 $      7.46 $      7.33
                              ----------- ------------ ----------- -----------
Proceeds from the assumed
  exercise of options
  outstanding                 $ 1,316,616 $  1,218,520 $ 1,217,823 $ 1,183,597
Average market price per share      13.36        14.91       13.31       15.04
                              ----------- ------------ ----------- -----------
Assumed shares repurchased         98,549       81,725      91,497      78,697
                              ----------- ------------ ----------- -----------
Common stock equivalents of
  options outstanding              71,118       82,275      71,750      82,776
                              ----------- ------------ ----------- -----------
Weighted average shares
  outstanding (including
  common stock equivalents)     3,079,468    3,090,625   3,080,100   3,091,126
                              =========== ============ =========== ===========

Net income                    $ 2,027,135 $  1,407,239 $ 3,791,916 $ 2,757,474
Preferred stock dividend          278,612      222,813     518,789     445,625
                              ----------- ------------ ----------- -----------
Net income applicable to
  common stockholders         $ 1,748,523 $  1,184,426 $ 3,273,127 $ 2,311,849
                              =========== ============ =========== ===========

Earnings per common share     $       .56 $        .38 $      1.06 $       .74
                              =========== ============ =========== ===========

FULLY DILUTED EARNINGS PER SHARE:

Average shares outstanding      3,008,350    3,008,350   3,008,350   3,008,350
                              ----------- ------------ ----------- -----------
Average options outstanding       169,667      164,000     163,247     161,473
Average exercise price        $      7.76 $       7.43 $      7.46 $      7.33
                              ----------- ------------ ----------- -----------
Proceeds from the assumed
  exercise of options
  outstanding                 $ 1,316,616 $  1,218,520 $ 1,217,823 $ 1,183,597
Average market price per share      13.36        14.91       13.31       15.04
                              ----------- ------------ ----------- -----------
Assumed shares repurchased         98,549       81,725      91,497      78,697
                              ----------- ------------ ----------- -----------
Common stock equivalents of
  options outstanding              71,118       82,275      71,750      82,776
Assumed conversion of
  outstanding convertible
  debentures (1)                   40,661       40,661      40,661      40,661
Assumed conversion of
  outstanding preferred
  stock (2)                     1,097,142      920,000   1,034,850     920,000
                              ----------- ------------ ----------- -----------
Weighted average shares
  outstanding (including
  common stock equivalents)     4,217,271    4,051,286   4,155,611   4,051,787
                              =========== ============ =========== ===========

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


                                     Exhibit 11
            Statements of Computation of Earnings Per Share, Continued

                                    Three Months Ended      Six Months Ended
                                        March  31,              March  31,
                                    1995          1994      1995        1994
Net income                        $2,027,135 $1,407,239  $3,791,916 $2,757,474

Interest expenses associated with
  the convertible debentures (3)      13,839     13,814      27,678     27,628
Income taxes (4)                       4,705      4,697       9,411      9,394
                                  ---------- ----------  ---------- ----------

Net income adjusted               $2,036,269 $1,416,356  $3,810,183 $2,775,708
                                  ========== ==========  ========== ==========

Earnings per common share         $      .48 $      .35  $      .91 $      .69
                                  ========== ==========  ========== ==========

(1) Potential dilution relating to convertible debentures is calculated as follows:

Average debentures outstanding       664,000    664,000     664,000    664,000
Conversion price                  $    16.33 $    16.33  $    16.33 $    16.33
                                  ---------- ----------  ---------- ----------
Potentially dilutive shares           40,661     40,661      40,661     40,661
                                  ========== ==========  ========== ==========

(2)  Potential dilution relating to preferred stock is calculated as follows:

Average Series A Preferred stock
  outstanding                    11,500,000 11,500,000  11,500,000 11,500,000
Conversion price                 $    12.50 $    12.50  $    12.50 $    12.50
                                 ---------- ----------  ---------- ----------
Potentially dilutive shares         920,000    920,000     920,000    920,000
                                 ========== ==========  ========== ==========

Average Series B Preferred stock
  outstanding                     3,719,975          -   2,411,850          -
Conversion price                 $    21.00          -  $    21.00          -
                                 ---------- ----------  ---------- ----------
Potentially dilutive shares         177,142          -     114,850          -
                                 ========== ==========  ========== ==========

(3) This amount includes interest expense and the amortization of issuance costs associated with the convertible debentures.

(4)  Income taxes have been computed at the Company's marginal tax rate of 34%.

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